Exhibit 7.13

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Sidney Knafel and Michael Willner, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)                                  execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person under Rule 13d-1 of the Exchange Act with respect to the equity securities of Communications Company, Inc. (“Insight”), amendments to the Schedule 13D (as originally filed on March 7, 2005 and amended on July 29, 2005) (each, a “Schedule 13D”) in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder;

(2)                                  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D (including exhibits or other documents filed in connection therewith) and timely file such Schedule 13D (including exhibits or other documents filed in connection therewith) with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)                                  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Insight assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act or the rules promulgated thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Schedule 13D, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of November, 2005.

/s/ Michael Kempner
Michael Kempner

/s/ Doris Kempner
Doris Kempner

/s/ Alan H. Kempner III
Alan H. Kempner III

/s/ Nancy Askin
Nancy Askin

/s/ Helen-Mae Askin
Helen-Mae Askin

/s/ Seymour R. Askin, Jr.
Seymour R. Askin, Jr.

/s/ Ann Bernhard
Ann Bernhard

/s/ Gerold Bezzenberger
Gerold Bezzenberger

/s/ Victoria Hamilton
Victoria Hamilton

/s/ K. David Isaacs
K. David Isaacs

Kaufman Family Interests LP

By:	/s/ Robert E. Kaufman
Name: Robert E. Kaufman
Title: President

/s/ Mercedes Kaufman, as Trustee
Mercedes Kaufman, as Trustee under
Betty K. Weisberger Trust

/s/ Jeffrey A. Kaufman
Jeffrey A. Kaufman

/s/ Jonathan A. Kaufman
Jonathan A. Kaufman

/s/ John S. Scherlis
John S. Scherlis

/s/ Leonard Scherlis
Leonard Scherlis

/s/ Barbara Scherlis
Barbara Scherlis

/s/ Lillian C. Scherlis
Lillian C. Scherlis

/s/ Sophia G. Scherlis
Sophia G. Scherlis

/s/ Thomas G. Scherlis
Thomas G. Scherlis

/s/ William L. Scherlis
William L. Scherlis

/s/ Michael Ward, as Trustee
Michael Ward, as trustee under the Michael Coleman Kempner Trust U/A 5/19/64

/s/ Mary L. Umlauf, as Trustee
Mary L. Umlauf, as trustee under the Kathryn Kempner Poteat Trust U/A 5/19/64

/s/ Judith M. Bishop, as Trustee
Judith M. Bishop, as trustee under the Carl Loeb Kempner, Jr. Trust U/A 5/19/64

/s/ Marc Nathanson
Marc Nathanson

/s/ Arthur Shulman
Arthur Shulman

/s/ Bruce Levy
Bruce Levy

/s/ Adeline Kempner
Adeline Kempner